UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 9, 2007

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 9, 2007, the board of directors of the Federal Home Loan Bank of San Francisco selected W. Douglas Hile to fill the open Arizona seat on the board and selected Reginald Chen to fill the open Nevada seat on the board, effective January 9, 2007.

Mr. Hile is Chairman and Chief Executive Officer of Meridian Bank, National Association, Wickenburg, Arizona. Mr. Hile will complete the term of former director Kenneth R. Harder, which ends December 31, 2007. Mr. Chen is Treasurer of Citigroup's Consumer Lending Group and Vice President of Citibank, National Association, Las Vegas, Nevada. Mr. Chen will complete the term of former director Rick McGill, which ends December 31, 2008. The Bank's board appoints directors to its committees in late January of each year.

The Bank issued a press release announcing the selection of Mr. Hile and Mr. Chen. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits
(c)	Exhibits

	99.1	Press Release, dated January 11, 2007, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 11, 2007	By: /s/ Dean Schultz
Dean Schultz President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated January 11, 2007, issued by the Federal Home Loan Bank of San Francisco